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                                                                  Exhibit 10.32


                            NONCOMPETITION AGREEMENT

      NONCOMPETITION AGREEMENT, by and between The Smith & Wollensky Restaurant Group, Inc., a Delaware corporation (the "Company"), and Alan N. Stillman, an individual residing at 322 East 57th Street, New York, NY 10032 (the "Executive"), dated as of May 1, 2001. This Agreement shall become effective upon the effectiveness of an Amended and Restated Employment Agreement of even date between the Company and the Executive (the "Employment Agreement"). Terms used as defined terms herein and not otherwise defined shall have the meanings set forth in the Employment Agreement.

      WHEREAS, the Company and the Executive entered into an Executive Employment Agreement dated as of January 1, 1998 (the "Original Employment Agreement") and are entering into on this date the Employment Agreement;

      WHEREAS, the Company desires to be assured that the unique and expert services of the Executive will be exclusively available to the Company.

      NOW, THEREFORE, in consideration of this Agreement and the mutual covenants and promises herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Executive agree as follows:

      Section 1. CONSIDERATION. In consideration of this Agreement, the Company shall pay the Executive $36,774 on the last days of March, June, September and December on each of years 2002, 2003 and 2004.

      Section 2. PROPRIETARY INFORMATION.

      Section 2.01. PROPRIETARY INFORMATION. In the course of his service to the Company pursuant to the Amended Employment Agreement, the Executive will have access to confidential, business plans, financial information, recipes, supplier lists and other trade secrets,

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all of which are confidential and may be proprietary and are owned or used by the Company, or any of its subsidiaries or affiliates. Such information shall hereinafter be called "Proprietary Information" and shall include any and all items enumerated in the preceding sentence and coming within the scope of the business of the Company or any of its subsidiaries or affiliates as to which the Executive may have access, whether conceived or developed by others or by the Executive alone or with others during the period of his service to the Company, whether or not conceived or developed during regular working hours. Proprietary Information shall not include any records, data or information which are in the public domain during the period of service by the Executive provided the same are not in the public domain as a consequence of disclosure directly or indirectly by the Executive in violation of this Agreement.

      Section 2.02. FIDUCIARY OBLIGATIONS. The Executive agrees that Proprietary Information is of critical importance to the Company and a violation of this
Section 2.02 and Section 2.03 would seriously and irreparably impair and damage the Company's business. The Executive agrees that he shall keep all Proprietary Information in a fiduciary capacity for the sole benefit of the Company.

      Section 2.03. NON-USE AND NON-DISCLOSURE. During the period commencing on the effective date hereof and continuing until either (i) the sixth anniversary of such effective date or (ii) if the Employment Term is extended beyond its initial five (5) year term or the Executive becomes a consultant, the date which is one year after the termination for any reason of the Employment Term or the Consulting Period, the Executive shall not (a) disclose, directly or indirectly, any Proprietary Information to any person other than the Company or authorized employees thereof at the time of such disclosure, or such other persons to whom the Executive has been specifically instructed to make disclosure by the Board and in all such cases only to the

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extent required in the course of the Executive's service to the Company or (b)
use any Proprietary Information, directly or indirectly, for his own benefit or for the benefit of any other person or entity. At the termination of the Amended Employment Agreement pursuant to Section 9 therein, the Executive shall deliver to the Company all notes, letters, documents and records which may contain Proprietary Information which are then in his possession or control and shall destroy any and all copies and summaries thereof.

      Section 3. RESTRICTIONS ON ACTIVITIES OF THE EXECUTIVE

      Section 3.01. ACKNOWLEDGEMENTS. The Executive agrees that he is being employed hereunder in a key management capacity with the Company and that the Company is engaged in a highly competitive business and that the success of the Company's business in the marketplace depends upon its goodwill and reputation for quality and dependability. The Executive further agrees that reasonable limits may be placed on his ability to compete against the Company as provided herein so as to protect and preserve the legitimate business interests and good will of the Company.

      Section 3.02. GENERAL RESTRICTIONS.

              During the Restricted Period, the Executive will not engage or participate in, directly or indirectly, as principal, agent, executive, employee, consultant, investor or partner, or assist in the management of, or own any stock or any other ownership interest in, any business which is Competitive with the Company (as defined below). For purposes of this Agreement, a business shall be considered "Competitive with the Company" only if it directly or indirectly owns, operates or manages one or more high end steak restaurants which operate within a five mile radius of any site owned, operated or managed by the Company or any of its subsidiaries.

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Notwithstanding the foregoing, the Executive may own, directly or indirectly, less than 5% of the capital stock of any public Company.

      Section 3.03. NON-SOLICITATION.

              During the Restricted Period, the Executive will not directly or indirectly solicit, or attempt to solicit, any officer, director, consultant or employee of the Company or any of its subsidiaries or affiliates to leave his or her engagement with the Company or such subsidiary or affiliate nor will he directly hire any person who was a director, consultant, officer or employee of the Company or any of its affiliates or subsidiaries at the time of the termination of the Amended Employment Agreement pursuant to Section 9 thereof or during the three month period preceding such termination.

      Section 4. REMEDIES. It is specifically understood and agreed that any breach of the provisions of Sections 2 or 3 of this Agreement is likely to result in irreparable injury to the Company and that the remedy at law alone will be an inadequate remedy for such breach, and that in addition to any other remedy it may have, the Company shall be entitled to enforce the specific performance of this Agreement by the Executive and to seek both temporary and permanent injunctive relief (to the extent permitted by law) without the necessity of proving actual damages.

      Section 5. SEVERABLE PROVISIONS. The provisions of this Agreement are severable and the invalidity of any one or more provisions shall not affect the validity of any other provision. In the event that a court of competent jurisdiction shall determine that any provision of this Agreement or the application thereof is unenforceable in whole or in part because of the duration or scope thereof, the parties hereto agree that said court in making such determination shall have the power to reduce the duration and scope of such provision to the extent necessary to make it
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enforceable, and that the Agreement in its reduced form shall be valid and enforceable to the full extent permitted by law.

      Section 6. NOTICES. All notices hereunder, to be effective, shall be in writing and shall be delivered by hand or mailed by certified mail, postage and fees prepaid, as follows:

             If to the Company:    The Smith & Wollensky Restaurant Group, Inc.
                                   1114 First Avenue
                                   New York, New York  10021
                                   Attn:  President

             Copy to:              James Westra, Esq.
                                   Hutchins, Wheeler & Dittmar
                                   A Professional Corporation
                                   101 Federal Street
                                   Boston, MA  02110

             If to the Executive:  Alan N. Stillman
                                   322 East 57th Street
                                   New York, NY  10022

or to such other address as a party may notify the other pursuant to a notice given in accordance with this Section 6.

      Section 7. MISCELLANEOUS.

      Section 7.01. MODIFICATION. This Agreement constitutes the entire Agreement between the parties hereto with regard to the subject matter hereof, superseding all prior understandings and agreements, whether written or oral. This Agreement may not be amended or revised except by a writing signed by the parties.

      Section 7.02. ASSIGNMENT AND TRANSFER. This Agreement shall not be terminated by the merger or consolidation of the Company with any corporate or other entity or by the transfer of all or substantially all of the assets of the Company to any other person, corporation, firm or entity. The provisions of this Agreement shall be binding on and shall inure to the benefit of any such successor in interest to the Company. Neither this Agreement nor any of the rights, duties or

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obligations of the Executive shall be assignable by the Executive, nor shall any of the payments required or permitted to be made to the Executive by this Agreement be encumbered, transferred or in any way anticipated.

      Section 7.03. CAPTIONS. Captions herein have been inserted solely for convenience of reference and in no way define, limit or describe the scope or substance of any provision of this Agreement.

      Section 7.04. GOVERNING LAW. This Agreement shall be construed under and enforced in accordance with the laws of The State of New York.

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        IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as a sealed instrument as of the day and year first above written.


                                      THE SMITH & WOLLENSKY RESTAURANT GROUP,
                                      INC.


                                      By:
                                         -------------------------------
                                         President


                                      EXECUTIVE


                                      By:
                                         -------------------------------
                                         Name:  Alan N. Stillman